Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nutracea and subsidiaries
El Dorado Hills, California

We hereby consent to the use in this Registration Statement on Form SB-2 our report dated February 14, 2005 relating to the financial statements as of December 31, 2004 and the two years then ended, included herein. We also consent to the reference to us under the heading "Experts" in this registration statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 18, 2005